As filed with the Securities and Exchange Commission on November 3, 2009.
Registration No. 333-161417

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 2
to
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
HEARTWARE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-3636023 (I.R.S. Employer Identification Number)
205 Newbury Street, Suite 101
Framingham, Massachusetts 01701
+1 508 739 0950
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David McIntyre
205 Newbury Street, Suite 101
Framingham, Massachusetts 01701
+1 508 739 0950
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert Evans III
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-4000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 3, 2009
PROSPECTUS
2,727,273 Shares
HeartWare International, Inc.
Common Stock

     This prospectus covers up to 2,727,273 shares of our common stock that may be sold or otherwise disposed of from time to time by the selling stockholders named herein. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.
     The selling stockholders may, for time to time, offer the shares of our common stock through public or private transactions at market prices prevailing at the time of sale, at a fixed price or fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. In addition, the selling stockholders may offer shares of our common stock through ordinary brokerage transactions on any stock exchange, market or trading facility on which the shares are traded. The timing and amount of any sale are within the sole discretion of the selling stockholder, subject to certain restrictions. See “Plan of Distribution.”
     Our shares of common stock trade on the Nasdaq Global Market under the symbol of “HTWR”. On November 2, 2009, the closing price of our common stock on the Nasdaq Global Market was $32.99.
     Our shares of common stock also trade in the form of CHESS Depository Interests (“CDIs”), each CDI representing one thirty-fifth of a share of our common stock, on the Australian Securities Exchange (“ASX”) under the symbol “HIN” as of November 13, 2008. Prior to that date, our ordinary shares of HeartWare Limited, of which we are the successor issuer, were traded on the ASX under the symbol “HTW”. On November 2, 2009, the closing price of the CDIs of HeartWare International, Inc. was AU$0.99.
     Pursuant to certain securities purchase agreements, we agreed to file a shelf registration statement of which this prospectus is a part, to cover the resale of shares of our common stock issued to the selling stockholders named herein in a private transaction.

     Investing in our common stock involves risks. You should carefully read the risks that are described in the “Risk Factors” section beginning on page 3 of this prospectus and in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November   , 2009.

     You should rely only on the information included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or included in any free writing prospectus that we may file with the Securities and Exchange Commission, or the SEC. Neither we nor the selling stockholders have authorized anyone to provide you with any other information. If anyone provides you with different or additional information you should not rely on it. Neither we nor the selling stockholders are making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein is accurate only as of their respective dates or on other dates specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the SEC’s “shelf registration” rules. Under the shelf registration process, the selling stockholders named in this prospectus under the caption “Selling Stockholders” may offer and sell, from time to time, in one or more offerings, up to an aggregate of 2,727,273 shares of our common stock.
     This prospectus provides you with a description of our common stock as well as other information you should know before investing in our common stock. Each time the selling stockholders sell our common stock, they are required to provide you a copy of this prospectus and, if applicable, a copy of any prospectus supplement or free writing prospectus. To the extent that any statement we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under “Where You Can Find Additional Information and Incorporation of Certain Information by Reference” before making an investment decision.
     This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information and Incorporation of Certain Information by Reference.” We urge you to read that registration statement in its entirety, including all amendments, exhibits, schedules and supplements to that registration statement.

     As used in this prospectus,
•	“HeartWare,” “the Company,” “HeartWare Group,” “we,” “us” and “our” refer to HeartWare International, Inc. and its consolidated subsidiaries, HeartWare Pty. Limited and HeartWare, Inc.

•	“HeartWare International, Inc.” refers to HeartWare International, Inc., a Delaware corporation incorporated on July 29, 2008.

•	“HeartWare Pty. Limited” refers to HeartWare Pty. Limited, an Australian corporation.

•	“HeartWare, Inc.” refers to HeartWare, Inc., a Delaware corporation incorporated on April 3, 2003. HeartWare, Inc. was acquired by HeartWare Limited on January 24, 2005.
     The term “selling stockholders” refers, collectively, to the selling stockholders named under the caption “Selling Stockholders” in this prospectus.

ii

FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference herein contain, or will contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are based on our management’s beliefs, assumptions and expectations and on information currently available to our management. Generally, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation:
•	our expectations with respect to regulatory submissions and approvals;

•	our expectations with respect to our clinical trials, including enrollment in our clinical trials;

•	our expectations with respect to our intellectual property position;

•	our ability to commercialize our existing products;

•	our ability to develop and commercialize new products; and

•	our estimates regarding our capital requirements.
     Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on our forward-looking statements because they speak only as of the date when made. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by federal securities laws and the rules and regulations of the SEC. We may not actually achieve the plans, projections or expectations disclosed in our forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described under the heading “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and “Business” in our periodic reports filed with the SEC and in any accompanying prospectus supplement or free writing prospectus or in the documents incorporated by reference herein or therein.

iii

HEARTWARE INTERNATIONAL, INC.
     We are a medical device company focused on developing the world’s smallest implantable blood pumps for the treatment of advanced heart failure.
     The HeartWare Ventricular Assist System (the “HeartWare System”), which includes a left ventricular assist device (“LVAD”), patient accessories and surgical tools, is designed to provide circulatory support for patients with advanced heart failure. The core of the HeartWare System is a proprietary continuous flow blood pump, the HVAD Pump, which is a full-output device capable of pumping up to 10 liters of blood per minute.
     In January 2009, the HeartWare System received Conformité Européene (“CE”) Marking, which allows us to market and sell the device in Europe. The HeartWare System is also the subject of a clinical trial in the United States under a U.S. Food & Drug Administration (“ FDA”) Investigational Device Exemption (“IDE”) for a bridge-to-transplant indication.
     In 2008, we successfully completed enrollment of a combined European and Australian human clinical trial for the HeartWare System. This international trial began in March 2006 and called for the implantation of 20 patients. The trial was subsequently expanded to permit enrollment of 50 patients so as to provide increased depth of clinical data. Enrollment in this trial was the basis for application for and subsequent receipt of CE Marking for the HeartWare System.
     In April 2008, we received conditional IDE approval from the FDA, and began enrolling centers for a U.S. bridge-to-transplant clinical study. In August 2008, our first patient in the United States received the HeartWare System at Washington Hospital Center in Washington, D.C. This marked the start of our U.S. bridge-to-transplant clinical trial, under which 150 patients awaiting heart transplantation will be enrolled at up to 28 participating centers. Full IDE approval was received in September 2008.
     Beyond the HeartWare System, we are also evaluating our next generation device, the Miniaturized Ventricular Assist Device, or MVAD. The MVAD is based on the same technology platform as the HeartWare System but adopts an axial flow, rather than a centrifugal flow, configuration and is being developed in multiple configurations. The MVAD, which is currently at the prototype stage and undergoing animal studies focused on minimally invasive implantation techniques, is approximately one-third the size of the HVAD Pump. We believe that the MVAD will be implantable by surgical techniques that are even less invasive than those required to implant the HVAD Pump.
     We began generating revenue from our product sales in August 2008 and have incurred net losses in each year since our inception. We expect our losses to continue and to increase as we expand our clinical trial activities, seek regulatory approvals and initiate commercialization activities. We have financed our operations primarily through the issuance of common shares. In January 2005, we issued shares through an initial public offering in Australia and a concurrent U.S. private placement of shares which raised aggregate net proceeds of approximately $23.4 million.

     We also issued shares through private placements to both U.S. and Australian investors, in May 2006, July 2007, July 2008 and August 2009, which raised net proceeds of approximately $23.4 million, $30.9 million, $29.4 million and $58.8 million, respectively.
     We are headquartered in Framingham, Massachusetts. We have an administrative office in Sydney, Australia and an operations and manufacturing facility in Miami Lakes, Florida.
Corporate Information
     HeartWare International, Inc. was incorporated in Delaware on July 29, 2008 and became the successor issuer to HeartWare Limited, an Australian corporation, on November 13, 2008, as a result of the Australian Court redomiciliation of HeartWare Limited from Australia to Delaware. Prior to this date, HeartWare Limited was the parent company of the HeartWare Group, and, following the redomiciliation, HeartWare International, Inc. became the parent company.
     In connection with the redomiciliation, each holder of HeartWare Limited ordinary shares, share options or performance rights received one share of common stock, one stock option or one restricted stock unit, of HeartWare International, Inc., for every 35 ordinary shares, share options or performance rights of HeartWare Limited, respectively, held by such holder. Unless the context requires otherwise, all information in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein regarding shares, options or other securities of HeartWare International, Inc. or HeartWare Limited, as applicable, including related data on a per unit basis, has been adjusted to give effect to the redomiciliation transaction, whether such information pertains to a date or period of time subsequent or prior to the redomiciliation transaction.
     Our principal executive offices are located at 205 Newbury Street, Suite 101, Framingham, Massachusetts. Our telephone number is 1-508-739-0950. Our website address is www.heartware.com. We have included our website address in this prospectus as an inactive textual reference only. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus.
Dollars
     Unless indicated otherwise in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein, all references to “$”, “US$” or “dollars” refer to United States dollars, the lawful currency of the United States of America. References to “AU$” refer to Australian dollars, the lawful currency of the Commonwealth of Australia.
Trademarks
     HeartWare, the HeartWare® Ventricular Assist System, HVADTM and MVADTM are the trademarks of the Company, in the United States, Australia and other countries. All other trademarks and trade names mentioned in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein are the property of their respective owners.

RISK FACTORS
     Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein, including the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, which are incorporated by reference in this prospectus.
     The risks and uncertainties described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.
USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.
     The selling stockholders will pay any underwriting discounts, commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services and any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq Global Market listing fees, and fees and expenses of our counsel and our accountants.
DIVIDEND POLICY
     We have never declared or paid any cash dividends on our shares, and we currently do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the development and expansion of our products and business. Accordingly, our shareholders will not realize a return on their investment unless the trading price of our shares appreciates.

SELLING STOCKHOLDERS
     On August 10, 2009 and August 12, 2009, Heartware entered into definitive agreements with the selling stockholders named below to sell 2,727,273 shares of its common stock in private placements in the United States and Australia. The selling stockholders purchased the shares at a purchase price of $22.00 resulting in gross proceeds of approximately $60.0 million. The issuance of approximately 1,386,475 shares of the total number of shares sold to the selling stockholders in the private placements was subject to approval of HeartWare’s stockholders in accordance with ASX Listing Rules and Nasdaq Stock Market Rules and, as a result, approximately $30.5 million of the proceeds from the private placements were held in escrow. On October 26, 2009, a special meeting of stockholders was held where the stockholders approved the issuance of 1,386,475 shares. Following the stockholder approval, the escrow proceeds were released to Heartware and the 1,386,475 shares were issued.
     This prospectus relates to the resale from time to time of up to a total of 2,727,273 shares of our common stock by the selling stockholders. In the event of a stock split, stock dividend, or similar transaction involving the common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act of 1933.
     Pursuant to certain securities purchase agreements, we agreed to file a shelf registration statement of which this prospectus is a part, to cover the resale of shares of our common stock issued to the selling stockholders named below in the private placements.
     Each of the selling stockholders may resell, from time to time, all, some or none of the shares of our common stock covered by this prospectus, as provided in this prospectus under the section entitled “Plan of Distribution” and in any applicable prospectus supplement. However, we do not know when or in what amount the selling stockholders may offer their shares for sale under this prospectus, if any. The selling stockholders will pay any underwriting discounts, commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services and any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq Global Market listing fees, and fees and expenses of our counsel and our accountants.
     The table below, which was prepared based on information filed publicly or supplied to us by the selling stockholders, sets forth the information regarding the beneficial ownership of outstanding shares of our common stock by the selling stockholders and the shares that they may sell or otherwise dispose of from time to time under this prospectus. To our knowledge, none of the selling stockholders has held any position or office with or has otherwise had a material relationship with us within the past three years. Please carefully read the footnotes located below the table in conjunction with the information presented in the table.
     The number of shares disclosed in the table below as “beneficially owned” are those beneficially owned as determined under the rules of the SEC. Such information is not necessarily indicative of ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 22, 2009 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of ownership of any other person.
     The number of shares disclosed in the table below includes shares traded in the form of CDIs, which represent one thirty-fifth of a share of our common stock.
     The percentage of beneficial ownership is based on 11,713,284 shares of common stock outstanding on October 26, 2009, which includes shares that were issued upon obtaining shareholder approval. To our knowledge, the selling stockholders have sole voting and investment power with respect to the shares shown as beneficially owned.

	Beneficial Ownership			Beneficial Ownership
	Prior to any Offering under		Maximum	After Completion of the
	this Prospectus		Number of	Offering(s) under this Prospectus
	Number of		Shares to be	Number of
	Shares of		Offered under	Shares of
	Common		this	Common
Name of Selling Stockholder	Stock(1)	Percentage	Prospectus(1)(2)	Stock(1)(3)	Percentage(3)
Variable Insurance Products Fund IV: Health Care Portfolio(4)	7,325	*	4,227	3,098	*
Fidelity Select Portfolios: Health Care Portfolio(4)	175,476	1.5%	104,658	70,818	*
Fidelity Advisor Series VII: Fidelity Advisor Health Care Fund(4)	46,877	*	27,784	19,093	*
Fidelity Central Investment Portfolios LLC: Fidelity Health Care Central Fund(4)	76,280	*	45,455	30,825	*
Adage Capital Partners, L.P.	790,577	6.7%	500,000	290,577	2.5%
Deerfield Partners, L.P.	90,000	*	90,000	0	*
Deerfield Special Situations Fund, L.P.	82,272	*	82,272	0	*
Deerfield International Limited	137,273	1.2%	137,273	0	*
Deerfield Special Situations Fund International, Limited	145,000	1.2%	145,000	0	*
Redmile Capital Fund, LP	31,758	*	31,758	8,253	*
Redmile Capital Offshore Fund II, Ltd.	117,127	1.0%	117,127	13,023	*
Redmile Capital Offshore Fund, Ltd.	33,161	*	33,161	8,363	*
Redmile Ventures, Ltd.	30,227	*	30,227	0	*
Broadfin Healthcare Master Fund, Ltd.	206,872	1.8%	90,909	115,963	1.0%
Arthur J. Remillard Jr. Managed Account	22,758	*	22,758	0	*
Camber Capital Master Fund, L.P.	85,756	*	85,756	0	*
Camber Capital Fund II, LP	6,486	*	6,486	0	*
LMA SPC for and on behalf of MAP 18 Segregated Portfolio	15,000	*	15,000	0	*

	Beneficial Ownership			Beneficial Ownership
	Prior to any Offering under		Maximum	After Completion of the
	this Prospectus		Number of	Offering(s) under this Prospectus
	Number of		Shares to be	Number of
	Shares of		Offered under	Shares of
	Common		this	Common
Name of Selling Stockholder	Stock(1)	Percentage	Prospectus(1)(2)	Stock(1)(3)	Percentage(3)
LMA SPC for and on behalf of MAP 20 Segregated Portfolio	20,421	*	15,000	20,609	*
Visium Balanced Master Fund, Ltd.(5)	205,021	1.8%	205,021	*	*
Epworth — Ayer Capital	16,975	*	12,745	4,230	*
Ayer Capital Partners Kestrel Fund, L.P.	4,046	*	3,042	1,004	*
Ayer Capital Partners Master Fund, L.P.	190,752	1.6%	143,304	47,448	*
PFM Healthcare Fund, L.P.	88,501	*	88,501	0	*
PFM Healthcare Offshore Fund, Ltd.	41,318	*	41,318	0	*
PFM Healthcare Principals Fund, L.P.	6,545	*	6,545	0	*
Pentwater Growth Fund Ltd.	227,273	1.9%	227,273	0	*
T. Rowe Price Health Sciences Fund, Inc.(6)	150,000	1.3%	150,000	0	*
T. Rowe Price Health Sciences Portfolio(6)	1,500	*	1,500	0	*
TD Mutual Funds — TD Health Sciences Fund(6)	10,500	*	10,500	0	*
VALIC Company I — Health Sciences Fund(6)	12,300	*	12,300	0	*
John Hancock Trust — Health Sciences Trust(6)	13,100	*	13,100	0	*
IB Australia Bioscience Fund	231,989	2.0%	71,037	160,952	1.4%
Wilson HTM Priority Growth Fund	85,714	*	17,143	68,571	*
Macquarie Funds Group	36,202	*	28,571	7,631	*
Perennial Investments	50,151	*	13,636	36,515	*
Fortitude Capital	9,200	*	4,000	5,200	*
Neil Chatfield	1,000	*	1,000	0	*
Peter Vial	32,205	*	26,526	5,679	*
Greg Pynt	15,091	*	3,000	12,091	*
Mark Nelson	24,761	*	5,714	19,047	*
Bernard Stang	3,043	*	1,500	1,543	*
Phillip Currie	27,857	*	15,909	11,948	*
Rohan Hedley(7)	43,358	*	14,285	29,073	*
Jonathan Pinshaw	8,571	*	2,857	5,714	*
Mal Eutick	4,299	*	1,914	2,385	*
Matthew Rosenthal	77,928	*	2,272	75,656	*
Straus Partners LP	36,429	*	4,957	31,472	*
Straus-GEPT Partners LP	24,286	*	3,304	20,982	*
Straus Healthcare Partners LP	22,776	*	3,103	19,674	*
Other selling stockholders(8)	6,545	*	6,545	0	*

*	Denotes less than 1%.

(1)	Includes 1,386,475 shares that were issued upon obtaining requisite shareholder approvals at a meeting of shareholders that was held on October 26, 2009.

(2)	Represents the total number of shares of our common stock that the respective selling stockholders may offer under this prospectus.

(3)	We do not know when or in what amounts the selling stockholders may offer for sale the shares covered by this prospectus, if at all. The selling stockholders may sell the shares covered by this prospectus from time to time and may also decide not to sell all, or any, of the shares covered by this prospectus. Because the selling stockholders may offer all, some or none of the shares covered by this prospectus, we cannot estimate the number of shares of our common stock that the selling stockholders will actually own after any sale of shares pursuant to this prospectus. For purposes of this table, however, we have assumed that the selling stockholders will have sold all of their respective shares covered by this prospectus and that no additional shares of our common stock are acquired by the selling stockholders.

(4)	Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 31,445,450 CDIs and 182,124 shares of the common stock outstanding of HeartWare International, Inc. as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 31,445,450 CDIs and 182,124 shares owned by the funds.

Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees.

(5)	Visium Asset Management, LP is the investment manager of Visium Balanced Master Fund, Ltd. and consequently has voting control and investment discretion over securities held by Visium Balanced Master Fund, Ltd. Jacob Gottlieb, Chief Investment Officer, has voting control over Visium Asset Management, LP. As a result of the foregoing, each of Mr. Gottlieb and Visium Asset Management, LP may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the shares of common stock beneficially owned by Visium Balanced Master Fund, Ltd.

(6)	T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the shares owned by T. Rowe Price Health Sciences Fund, Inc., T. Rowe Price Health Sciences Portfolio, TD Mutual Funds — TD Health Sciences Fund, VALIC Company I — Health Sciences Fund, and John Hancock Trust — Health Sciences Trust, as well as shares owned by certain other individual and institutional investors. For purposes of reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. may be deemed to be the beneficial owner of all of the shares listed above; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact the beneficial owner of such securities. T. Rowe Price Associates, Inc. is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price Investment Services, Inc. (“TRPIS”), a registered broker-dealer, is a subsidiary of T. Rowe Price Associates, Inc., the investment adviser to the funds and accounts. TRPIS was formed primarily for the limited purpose of acting as the principal underwriter of shares of the funds in the T. Rowe Price fund family. TRPIS does not engage in underwriting or market-making activities involving individual securities. The shares were purchased in the ordinary course of business.

(7)	Includes 29,073 shares held by Hayberry Investments, a fund in which Rohan Hedley is a professional manager and in which he holds units.

(8)	Information relates to other selling stockholders that hold, in the aggregate, less than 1% of the Company’s aggregate outstanding common stock and assumes that the other selling stockholders do not beneficially own more common stock than they may offer under this prospectus. In addition, information about the other selling stockholders will be set forth in one or more prospectus supplements or amendments, if required.

DESCRIPTION OF CAPITAL STOCK
General
     The following description of the material terms of our common stock is a summary only and is qualified in its entirety by reference to the applicable provisions of the Delaware General Corporation Law, or the DGCL, and our Certificate of Incorporation and Bylaws, which are attached as Exhibits 3.1 and 3.2 to the Current Report on Form 8-K filed with the SEC on November 13, 2008 and incorporated by reference herein.
     We are currently authorized to issue 25,000,000 shares of common stock, $0.001 par value per share.
Common Stock
     As of October 26, 2009 there were 11,713,284 shares of common stock outstanding and 47 holders of record of our common stock.
     Holders of our common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available therefor.
     Holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including the election of directors.
     Holders of our common stock do not have any conversion, redemption or preemptive rights. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding.
     All outstanding shares of our common stock are fully paid and non-assessable.
Preferred Stock
     We are currently authorized to issue up to 5,000,000 shares of preferred stock, $.001 par value per share. Our board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the state of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. There are currently no shares of our preferred stock outstanding.
Limitation on Directors’ and Officers’ Liability
     Our Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, a director of our company shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our Bylaws provide that, to the fullest extent permitted by Delaware law, we will indemnify, and advance expenses to, a director or officer in an action brought by reason of the fact that the director or officer is or was a director or officer of our company, or is or was serving at our request as a director or officer of any other entity, against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith. We may maintain insurance to protect a director or officer against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Delaware law.
Certain Provisions of Our Certificate of Incorporation and Bylaws
     Certain provisions of our Certificate of Incorporation and Bylaws may be considered as having an anti-takeover effect, such as those provisions:
•	establishing a classified board of directors, consisting of three classes of directors, and requiring that directors be removed only for cause;

•	authorizing our board of directors to issue from time to time any series of preferred stock and fix the designation, powers, preferences and rights of the shares of such series of preferred stock;

•	prohibiting stockholders from acting by written consent in lieu of a meeting;

•	requiring advance notice of stockholder intention to put forth director nominees or bring up other business at a stockholders’ meeting; and

•	prohibiting stockholders from calling a special meeting of stockholders.
Section 203 of the Delaware General Corporation Law
     We are also subject to Section 203 of the DGCL, which in general prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
     In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.
Market Trading
     Our shares of common stock trade on the Nasdaq Global Market under the symbol of “HTWR”.
     Our shares of common stock also trade in the form of CHESS Depository Interests (“CDIs”), each CDI representing one thirty-fifth of a share of our common stock, on the Australian Securities Exchange (“ASX”) under the symbol “HIN” as of November 13, 2008. Prior to that date, our ordinary shares of HeartWare Limited, of which we are the successor issuer, were traded on the ASX under the symbol “HTW”.
Transfer Agent and Registrar
     Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

PLAN OF DISTRIBUTION
     We will not receive any of the proceeds of the sale of the shares of the common stock offered by this prospectus. The common stock may be sold from time to time to purchasers:
•	directly by the selling stockholders; or

•	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the common stock.
     The selling stockholders and any underwriters, broker-dealers or agents who participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the common stock by selling stockholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling stockholders were deemed to be underwriters, the selling stockholders may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
     If the common stock is sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.
     The common stock may be sold in one or more transactions at:
•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.
     These sales may be effected in transactions:
•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the Nasdaq Global Market;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise; or

•	in any combination of such methods.
     These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the transaction. The shares may be sold or distributed from time to time by selling security holders or by pledges, donees, transferees or other successors-in-interest selling shares received from a named selling security holder as a gift, partnership, distribution or other non-sale-related transfer after the date of this prospectus.
     Without limiting the generality of the foregoing, a selling stockholder may enter into hedging and/or monetization transactions. For example, a selling stockholder may:
•	enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling stockholder and engage in short sales of our common stock under this prospectus, in which case the other party may use shares of our common stock received from the selling stockholder to close out any short position;

•	sell short our common stock under this prospectus and use shares of our common stock held by the selling stockholder to close out any short position;

•	enter into options, forwards or other transactions that require the selling stockholder to deliver, in a transaction exempt from registration under the Securities Act, shares of our common stock to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling stockholder and publicly resell or otherwise transfer shares of our common stock under this prospectus;

•	loan or pledge shares of our common stock to a broker-dealer or affiliate of a broker-dealer or other third party who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, become a selling stockholder and sell the pledged shares, under this prospectus; or

•	enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.
     If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post effective amendment).
     Selling stockholders may decide not to sell all or a portion of the common stock offered by them pursuant to this prospectus. In addition, any selling stockholder may transfer, devise or give the common stock by other means not described in this prospectus. The common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 or Rule 144A under the Securities Act, or Regulation S under the Securities Act, may be sold under Rule 144 or Rule 144A or Regulation S rather than pursuant to this prospectus.
     The aggregate proceeds to the selling stockholders from the sale of the common stock offered pursuant to this prospectus will be the purchase price of such securities less discounts and commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, reject, in whole or part, any proposed purchase of common stock to be made directly or through their agents. We will not receive any of the proceeds from this offering.
     Our shares of common stock trade on the Nasdaq Global Market under the symbol of “HTWR”.
     Our shares of common stock also trade in the form of CHESS Depository Interests (“CDIs”), each CDI representing one thirty-fifth of a share of our common stock, on the Australian Securities Exchange (“ASX”) under the symbol “HIN” as of November 13, 2008. Prior to that date, our ordinary shares of HeartWare Limited, of which we are the successor issuer, were traded on the ASX under the symbol “HTW”.
     The selling stockholders and any other persons participating in the distribution of the common stock will be subject to the Exchange Act and the rules and regulations thereunder. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the common stock and the ability to engage in market-making activities with respect to the common stock.
     If required with respect to a particular offering of common stock, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts related to the particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

     Under certain securities purchase agreements, we and the selling stockholders have each agreed to indemnify the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with these liabilities.
     The selling stockholders will pay any underwriting discounts, commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services and any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq Global Market listing fees, and fees and expenses of our counsel and our accountants.
LEGAL MATTERS
     The validity of our common stock will be passed upon for us by Shearman & Sterling LLP, New York, New York.
EXPERTS
     The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 have been audited by Grant Thornton LLP, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph relating to the adoption of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” and FASB Interpretation No. 123(R), “Share-Based Payment”). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information.
     You can read and copy any materials on file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the internet at www.sec.gov.
     The information incorporated by reference is an important part of this prospectus, and the information we later file with the SEC will automatically update and supersede earlier information. We incorporate by reference the following documents filed with the SEC by us and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of our common stock covered by this prospectus (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as amended by Form 10-K/A filed on April 29, 2009;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

•	our Current Reports on Form 8-K filed February 13, 2009 (two reports), March 6, 2009, March 27, 2009, July 30, 2009, July 31, 2009, August 10, 2009, September 1, 2009, September 18, 2009, October 1, 2009 and October 26, 2009;

•	our Proxy Statement filed June 11, 2009; and

•	the description of our common stock included in our Current Report on Form 8-K filed on November 13, 2008.

     You may also request a copy of the information we incorporate by reference in this prospectus at no cost by writing to us at HeartWare International, Inc., Attention: Investor Relations, 205 Newbury Street, Suite 101, Framingham, Massachusetts 01701, or by calling +1 508 739 0950.
     Information is also available on our website at www.heartware.com. Information contained in, or accessible through, our website is not incorporated by reference into this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The expenses of the issuance and distribution of the securities being registered hereby, other than selling discounts and commissions, are estimated as follows:

SEC Registration Fees	$3,713
Legal Fees and Expenses*	15,000
Printing and Engraving Expenses*	3,000
Accounting Fees and Expenses*	25,000
Transfer Agent and Registrar Fees and Expenses*	8,000
Miscellaneous*	5,000

Total*	$59,713

*	Estimated.
     All such expenses will be paid by HeartWare International, Inc.
Item 15. Indemnification of Directors and Officers.
     Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney’s fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by us only as authorized in each specific case upon a determination by the stockholders, disinterested director or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.
     Our Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, a director of our company shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our Bylaws provide that, to the fullest extent permitted by Delaware law, we will indemnify, and advance expenses to, a director or officer in an action brought by reason of the fact that the director or officer is or was a director or officer of our company, or is or was serving at our request as a director or officer of any other entity, against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith. We may maintain insurance to protect a director or officer against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Delaware law.
     In addition, we maintain liability insurance for our directors and officers.
     We have entered into indemnification agreements with each of our directors and employment agreements with each of our officers pursuant to which we have agreed to indemnify such persons to the fullest extent permitted by Delaware law, as the same may be amended from time to time.
     For information concerning our undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 17 hereof.

Item 16. Exhibits.
     The index to exhibits appears below on the page immediately following the signature pages of this registration statement.
Item 17. Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for purposes of determining liability under the Securities Act of 1933 to any purchaser:
(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:
(1)	for the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h)

under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, State of Massachusetts on the 3rd of November, 2009.

HEARTWARE INTERNATIONAL, INC.
By:	/s/ David McIntyre
David McIntyre
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated, on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Director	November 3, 2009
Douglas Godshall	(Principal Executive Officer)

/s/ David McIntyre	Chief Financial Officer,	November 3, 2009
David McIntyre	Chief Operating Officer and Secretary
(Principal Financial and Accounting Officer)

* Robert Thomas	Chairman and Director	November 3, 2009

* Dr. Seth Harrison	Director	November 3, 2009

* Robert Stockman	Director	November 3, 2009

Signature	Title	Date

* Dr. Christine Bennett	Director	November 3, 2009

* Dr. Denis Wade, AM	Director	November 3, 2009

* Timothy J. Barberich	Director	November 3, 2009

* C. Raymond Larkin, Jr.	Director	November 3, 2009

*	The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named officers and directors and filed with the Securities and Exchange Commission.

By:	/s/ David McIntyre
	Name:	David McIntyre
	Title:	Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description
4.1**	Specimen of Common Stock Certificate

4.2	Form of Securities Purchase Agreement between HeartWare International, Inc. and the selling stockholders (1)

5.1*	Opinion of Shearman & Sterling, LLP

23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Shearman & Sterling, LLP (included in the opinion filed as Exhibit 5.1)

24.1**	Powers of Attorney (included on signature page)

(1)	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 10, 2009.

*	Filed herewith.

**	Previously filed.

II-1